SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2006

First Mutual Bancshares, Inc.

(exact name of registrant as specified it its charter)

Washington	000-28261	91-2005970
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 -108th AVENUE N.E.

BELLEVUE, WASHINGTON 98004

(425) 455-7300

(Address of principal executive offices, including zip code, and telephone number, Including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 204.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On July 27, 2006, First Mutual Savings Bank ("the Bank") entered into a new Employment Agreement ("Agreement") with John R. Valaas that will have him continue to be employed by the Bank as the President and Chief Executive Officer. The Agreement commences on August 1, 2006 and continues through July 31, 2011, unless earlier terminated pursuant to the terms of the Agreement.

The Agreement provides for a base salary of Three Hundred Seventy-Five Thousand Dollars and No Cents ($375,000.00) annually, which amount can be increased by the Board of Directors in its discretion. Mr. Valaas is also eligible for a bonus at the end of each fiscal year during the term of the Agreement through the Bank's Executive Bonus Plan, as it is in effect during the term of the Agreement. Mr. Valaas is also eligible for various benefits including health insurance, vacation, and ESOP retirement pursuant to the plans in effect for senior executive Bank employees generally. The Agreement also provides that Mr. Valaas is eligible for a discretionary grant of Awards, under any Stock Option and Incentive Plan or plans that are in effect during the term of the Agreement.

The Agreement also sets forth certain severance payments due to Mr. Valaas under specific circumstances. Specifically, Mr. Valaas shall receive continued base salary for one year if he is terminated for unsatisfactory job performance and two years of continued base salary if Mr. Valaas is terminated for no reason. During the period of either of these payments, the Bank will provide Mr. Valaas with continued health insurance coverage. Finally, in the event of a change of control of the Bank that results in the termination of Mr. Valaas' employment with the Bank, Mr. Valaas shall continue to receive his base salary for a period of 35 months.

These severance payments will be made over time according to the Bank's standard payment procedures, however, Mr. Valaas must sign a document that includes a release of any and all claims that Mr. Valaas might have against the Bank arising out of his employment by the Bank or the Agreement. Upon termination of employment with the Bank for any reason for a twelve- month period thereafter, Mr. Valaas shall not directly or indirectly engage in the banking industry in King County Washington, or solicit any employees of the bank to leave their employment with the Bank.

The Agreement is attached hereto as Exhibit 99.1 and incorporated thereby. This description of the terms of the Agreement is not meant to be complete and/or comprehensive and should be limited by the text of the Agreement itself.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1 Employment Agreement dated July 27, 2005 between John Valaas and First Mutual Bancshares, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MUTUAL BANCSHARES, INC.
Dated July 27, 2006
By: /s/ Roger A. Mandery
Its: Chief Financial Officer